Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-147442, No. 333-39071 and No. 333-136319) on Form S-8 of American Claims Evaluation, Inc. of our report dated June 24, 2008 on the consolidated balance sheet of American Claims Evaluation, Inc. which appears in the Current Report on Form 8-K/A of American Claims Evaluation, Inc. dated November 26, 2008.
/s/ Holtz Rubenstein Reminick LLP
Melville, New York
November 26, 2008

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